UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

Tempur-Pedic International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On December 12, 2012, Tempur-Pedic International Inc. (the “Company”) and certain subsidiaries of the Company as guarantors (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of several initial purchasers (collectively, the “Initial Purchasers”), relating to the previously announced issuance and sale of $375 million aggregate principal amount of 6.875% senior notes due 2020 (the “Notes”). In connection with the transactions contemplated by the Purchase Agreement, the Notes were reoffered and resold to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of December 19, 2012 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will be the general unsecured senior obligations of the Company and are guaranteed on a senior unsecured basis by the Guarantors. Following the consummation by the Company of the acquisition of Sealy Corporation (the “Sealy Acquisition”) certain of the Sealy entities will become guarantors of the Notes.

Interest and Maturity

The Notes will mature on December 15, 2020, and interest is payable on the Notes semi-annually in arrears on each June 15 and December 15, beginning on June 15, 2013.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after December 15, 2016 at the redemption prices specified in the Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, the Company has the option at any time prior to December 15, 2016 to redeem some or all of the Notes at a “make-whole” redemption price specified in the Notes, plus accrued and unpaid interest, if any, to, but excluding the redemption date. In addition, the Company may redeem up to 35% of the Notes prior to December 15, 2015 under certain circumstances with the net cash proceeds from certain equity offerings at the redemption price specified in the Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur, directly or indirectly, debt; (ii) make, directly or indirectly, certain investments and restricted payments; (iii) incur or suffer to exist, directly or indirectly, liens on its properties or assets; (iv) sell or otherwise dispose of, directly or indirectly, assets; (v) create or otherwise cause or suffer to exist any consensual restriction on the right of certain of the Company’s subsidiaries to pay dividends or make any other distributions on or in respect of their capital stock; and (vi) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default in payment of interest when due, which default continues for 30 days; (ii) default in the payment of the principal of, or premium, if any, when the same becomes due and payable at maturity, upon acceleration or redemption, required repurchase or otherwise; (iii) failure to comply with certain covenants relating to the merger or transfer of assets; (iv) failure to comply with any other covenant or agreement in the Notes or in the Indenture for 30 days after written notice; (v) default under any indebtedness of the Company or any Guarantor that results in the acceleration of the maturity of indebtedness of the Company or any Guarantor in an aggregate principal amount greater than $35.0 million; (vi) any judgment for the payment of money in an aggregate amount in excess of $35.0 million that shall be rendered against the Company or any restricted subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 30 consecutive days during which a stay is not then in effect; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant subsidiaries; (viii) any Note guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note guaranty; and (ix) (a) the lien on the escrowed property created by the Escrow Agreement (described below) shall at any time prior to the release date not constitute a valid and perfected lien on any material portion of such property, (b) the Escrow Agreement shall be terminated or cease to be in full force and effect (except in accordance with its terms and the Indenture) or (c) the enforceability of the liens created by the Escrow Agreement shall be contested by the Company. In case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the registered holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the Notes to be due and payable immediately.

The form of the Notes is attached as an exhibit to the Indenture, which in turn is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference. The description of the Notes and the Indenture in this report is a summary only and is qualified in its entirety by the terms of the Indenture. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the Initial Purchasers, dated as of December 19, 2012. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantees related to the Notes for a registered guarantee having substantially the same terms as the original guarantees. The Company and the Guarantors will use reasonable best efforts to cause the registration statement to be declared effective prior to the later of (x) 140 days after the date of the release of the gross proceeds to the Company from escrow (described below) and (y) 230 days after the closing of the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Escrow Agreement

Concurrently with the closing of the issuance and sale of the Notes, the Company entered into an escrow and security agreement (the “Escrow Agreement”), dated as of December 19, 2012, with The Bank of New York Mellon Trust Company, N.A., as escrow agent (the “Escrow Agent”), The Bank of New York Mellon Trust Company, N.A., as “bank” and “securities intermediary” and the Trustee. The Company and the Initial Purchasers deposited into an escrow account cash equal to the gross proceeds of the offering, together with additional cash necessary to fund the redemption of the notes at the redemption price specified in the Indenture and pay accrued and unpaid interest to, but excluding October 1, 2013 for all of the Notes. The Company granted the Trustee, for the benefit of the holders of the Notes, a first priority security interest in the escrowed property to secure the obligations under the Notes pending disbursement. The ability of the holders of the Notes to realize upon such funds or securities held in the escrow account may be subject to the automatic stay and certain other bankruptcy law limitations in the event of a bankruptcy of the Company.

If on June 15, 2013, the conditions precedent to the release of the escrow property (as described in the Escrow Agreement, the “Release Conditions”) have not been satisfied, the Company may direct the Escrow Agent to liquidate and release a portion (in an amount not to exceed the amount of interest payable on the Notes on such date) of the escrowed property to the Trustee and paying agent for purposes of paying interest on the Notes on such date.

If the Release Conditions are met on or prior to September 26, 2013, the Escrow Agent shall liquidate and release the escrowed property to or at the order of the Company, pursuant to the Escrow Agreement. If the Release Conditions are not met on or prior to September 26, 2013 or the Escrow Agent and the Trustee receive at any time prior to 5:00pm on September 26, 2013 an officers’ certificate of the Company certifying that Company will not pursue the consummation of the Sealy Acquisition or that the merger agreement to the Sealy Acquisition has been amended, changed, supplemented or waived in a manner that would be materially adverse to the interests of the holders of the Notes, the Escrow Agent shall, without further notice or direction, liquidate all escrowed property and release it to the Trustee. Each holder of the Notes shall thereafter receive notices of redemption that the entire principal amount of the Notes shall be redeemed at the redemption price on the day two business days after the mailing of such notice. The Trustee will release to the Company any escrowed property remaining after redemption of the Notes and payment of fees and expenses.

In conjunction with the Escrow Agreement, the Company amended its existing Amended and Restated Credit Agreement, dated as of June 28, 2011, such that the proceeds of the Notes put into the escrow account pursuant to the Escrow Agreement are not factored into the computation of the financial covenants and to permit such escrow.

A copy of the Escrow Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The description of the Escrow Agreement in this report is a summary and is qualified in its entirety by the terms of the Escrow Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On December 19, 2012, Tempur-Pedic International Inc. issued a press release announcing that it had closed its previously announced offering of $375 million aggregate principal amount of 6.875% senior notes due 2020 in a private offering to certain institutions that then resold the notes (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Indenture, dated as of December 19, 2012, among Tempur-Pedic International Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Registration Rights Agreement, dated as of December 19, 2012, by and among Tempur-Pedic International Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein.

10.1	Purchase Agreement, dated December 12, 2012, among Tempur-Pedic International Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

10.2	Escrow and Security Agreement, dated as of December 19, 2012, by and among The Bank of New York Mellon Trust Company, N.A., as escrow agent, The Bank of New York Mellon Trust Company, N.A., as “bank” and “securities intermediary,” The Bank of New York Mellon Trust Company, N.A., as trustee and Tempur-Pedic International Inc.

99.1	Press Release, dated December 19, 2012, of Tempur-Pedic International Inc. entitled “Tempur-Pedic Announces Closing of $375 Million Senior Notes Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.

Date: December 19, 2012

	By:	/s/ DALE E. WILLIAMS
	Name:	Dale E. Williams
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of December 19, 2012, among Tempur-Pedic International Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Registration Rights Agreement, dated as of December 19, 2012, by and among Tempur-Pedic International Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein.

10.1	Purchase Agreement, dated December 12, 2012, among Tempur-Pedic International Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

10.2	Escrow and Security Agreement, dated as of December 19, 2012, by and among The Bank of New York Mellon Trust Company, N.A., as escrow agent, The Bank of New York Mellon Trust Company, N.A., as “bank” and “securities intermediary,” The Bank of New York Mellon Trust Company, N.A., as trustee and Tempur-Pedic International Inc.

99.1	Press Release, dated December 19, 2012, of Tempur-Pedic International Inc. entitled “Tempur-Pedic Announces Closing of $375 Million Senior Notes Offering.”